Exhibit 99.1

SS Innovations Reports Second Quarter 2025 Financial Results

Record Quarterly Revenue of $10.0 Million Driven by Higher SSi Mantra 3 Unit Sales

Gross Profit More than Tripled, Driven by Gross Margin Expansion and Revenue Growth

Fort Lauderdale, FL – August 7, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced unaudited financial results for the three and six months ended June 30, 2025. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, with the Securities and Exchange Commission on August 6, 2025.

Second Quarter 2025 Overview

●	Revenue increased 121.8% to $10.0 million from $4.5 million in the second quarter of 2024.

●	Gross margin expanded to 59.1% from 31.9% in the second quarter of 2024.

●	Gross profit rose 311.4% to $5.9 million from $1.4 million in the second quarter of 2024.

●	Net loss of $0.3 million, or $(0.00) per diluted share, compared to a net loss of $4.1 million, or $(0.02) per diluted share, in the second quarter of 2024.

●	SSi Mantra surgical robotic system installations totaled 23, up 130% from 10 installations in the second quarter of 2024 and up 53% from 15 installations in the first quarter of 2025.

First Half 2025 Overview

●	Revenue increased 85.6% to $15.1 million from $8.1 million in the first half of 2024.

●	Gross margin expanded to 46.3% from 26.6% in the first half of 2024.

●	Gross profit rose 223.3% to $7.0 million from $2.2 million in the first half of 2024.

●	Net loss of $5.9 million, or $(0.03) per diluted share, compared to net loss of $14.0 million, or $(0.08) per diluted share, in the first half of 2024.

●	SSi Mantra surgical robotic system installations totaled 38, up 100% from 19 installations in the first half of 2024.

As of June 30, 2025

●	Long-term debt of $0.

●	Cash and cash equivalents totaled $11.4 million, excluding restricted cash.

●	SSi Mantra cumulative installed base totaled 105 in seven countries and cumulative surgeries reached 4,657.

CEO Commentary

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “We continue to execute on our strategic initiatives and delivered strong revenue growth in the second quarter of 2025, driven by higher unit sales of our advanced, cost-effective SSi Mantra 3 surgical robotic system in India and abroad. Our second quarter gross profit more than tripled compared to the prior year quarter, reflecting higher revenue and significant gross margin expansion due to lower production costs, propelling a sharp narrowing in net loss to almost breakeven.”

Dr. Srivastava continued, “Our SSi Mantra 3 surgical robotic system continues to pioneer robotic telesurgery and cardiac procedures, achieving several ‘world firsts’ during and after the second quarter. We remain committed to democratizing excellence in surgical robotic care and SS Innovations’ uplisting to Nasdaq in April 2025 symbolizes a new chapter of global expansion. In that regard, based on recent FDA conversations, we now expect to submit a 510(k) application for multiple indications for the SSi Mantra 3 to the U.S. Food and Drug Administration by the end of September 2025—a potentially quicker pathway compared to the De Novo application we previously planned. We also continue along the pathway towards a European Union CE marking certification as soon as late 2025. Looking to the second half of the year, an expanding installed base combined with growing utilization of the SSi Mantra 3 positions us well for continuing robust organic growth.”

Select Business Highlights in Second Quarter 2025

●	In April 2025, the Company’s common stock was listed for trading on The Nasdaq Stock Market LLC (“Nasdaq”).

●	In June 2025, the Company rang the opening bell at the Nasdaq MarketSite in New York City.

●	In June 2025, the Company’s SSi Mantra surgical robotic system performed its first robotic cardiac surgery in the Western Hemisphere.

Subsequent Events

●	In July 2025, the world’s first robotic telesurgery for weight loss was performed utilizing the Company’s SSi Mantra 3 surgical robotic system.

●	In July 2025, the world’s first intercontinental robotic cardiac telesurgery was performed (from France to India) utilizing the Company’s SSi Mantra 3 surgical robotic system.

●	In July 2025, the first telesurgery in India’s public sector, which consists of more than 25,000 public hospitals, was performed utilizing the Company’s SSi Mantra 3 surgical robotic system.

●	As of July 31, 2025, the SSi Mantra cumulative installed base totaled 112 systems and cumulative multi-specialty surgeries reached 5,038 without any device-related adverse events. This total included 40 telesurgeries and 273 cardiac procedures.

Revenue Breakdown and Summary of Installations / Surgeries

Category	Q2 2024	Q2 2025	Variance	Percentage
System sales	$4,258,198	$8,781,038	$4,522,840	106.2%
Instrument sales	204,121	1,007,830	803,709	393.7%
Warranty sales	28,795	193,359	164,564	571.5%
Lease income	18,012	18,078	66	0.4%
Total revenue	$4,509,126	$10,000,305	$5,491,179	121.8%

SSi Mantra installations	10	23	13	130%
Cumulative installed base[1]	37	105	68	184%

SSi Mantra surgeries	516	1,042	526	102%
Cumulative surgeries[1]	1,742	4,657	2,915	167%

[1]	at period end

Category	H1 2024	H1 2025	Variance	Percentage
System sales	$7,752,957	$13,283,520	$5,530,563	71.3%
Instrument sales	322,636	1,485,038	1,162,402	360.3%
Warranty sales	38,202	315,863	277,661	726.8%
Lease income	33,024	36,494	3,470	10.5%
Total revenue	$8,146,819	$15,120,915	$6,974,096	85.6%

SSi Mantra installations	19	38	19	100%
SSi Mantra surgeries	877	1,861	984	112%

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$11,375,265	$466,500
Restricted cash	5,884,513	5,838,508
Accounts receivable, net	5,973,923	4,466,047
Inventory	18,260,141	10,206,898
Prepaids and other current assets	9,292,684	6,438,338
Total Current Assets	50,786,526	27,416,291

Property, plant, and equipment, net	8,274,135	5,385,955
Right of use asset, net	2,654,775	2,623,880
Deferred tax assets, net	365,641	-
Accounts receivable, net – non current	4,447,389	3,299,032
Restricted cash- non current	345,900	318,527
Prepaids and other non current assets	3,103,405	3,341,528
Total Assets	$69,977,771	$42,385,213

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Bank overdraft facility	$6,980,313	$7,994,906
Notes payable	-	7,450,000
Current portion of operating lease liabilities	354,626	409,518
Accounts payable	6,079,794	2,312,382
Deferred revenue	2,412,682	1,278,602
Accrued expenses & other current liabilities	3,783,693	1,884,814
Total Current Liabilities	19,611,108	21,330,222

Operating lease liabilities, less current portion	2,452,389	2,349,118
Deferred Revenue- non current	5,779,525	5,173,953
Other non current liabilities	111,880	74,817
Total Liabilities	$27,954,902	$28,928,110

Stockholders’ equity:

Preferred stock, authorized 5,000,000 shares of Series A, Non-Convertible Preferred Stock, $0.0001 par value per share; 1,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024	1	1
Common stock, 250,000,000 shares authorized, $0.0001 par value, 193,588,410 shares and 171,579,284 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively	19,358	17,157
Accumulated other comprehensive income (loss)	(822,813)	(749,625)
Additional paid in capital	91,526,999	56,952,200
Capital reserve	899,917	899,917
Accumulated deficit	(49,600,593)	(43,662,547)
Total stockholders’ equity	42,022,869	13,457,103
Total liabilities and stockholders’ equity	$69,977,771	$42,385,213

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For The Three months ended
	June 30, 2025	June 30, 2024

REVENUES
System sales	8,781,038	4,258,198
Instruments sale	1,007,830	204,121
Warranty sale	193,359	28,795
Lease income	18,078	18,012
Total revenue	$10,000,305	$4,509,126
Cost of revenue	(4,085,247)	(3,071,340)

GROSS PROFIT	5,915,058	1,437,786

OPERATING EXPENSES:
Research & development expense	498,600	759,004
Stock compensation expense	1,630,295	2,443,792
Depreciation and amortization expense	260,361	90,476
Selling, general and administrative expense	3,428,788	2,244,703
TOTAL OPERATING EXPENSES	5,818,044	5,537,975

Income /(Loss) from operations	97,014	(4,100,189)

OTHER INCOME (EXPENSE):
Interest Expense	(216,800)	(242,577)
Interest and other income, net	216,824	202,196
TOTAL INCOME / (EXPENSE), NET	24	(40,381)

INCOME / (LOSS) BEFORE INCOME TAXES	97,038	(4,140,570)
Income tax expense	353,729	-
NET LOSS	$(256,691)	$(4,140,570)

Net loss per share -basic and diluted	$(0.00)	$(0.02)
Weighted average-basic shares	193,571,635	170,739,380
Weighted average-diluted shares	202,835,698	181,843,313

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS

NET LOSS	$(256,691)	$(4,140,570)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	(66,014)	(16,131)
Retirement Benefit (net of tax)	(35,660)	3,299
Income tax effect relating to retirement benefit	5,772	-
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(95,902)	(12,832)
TOTAL COMPREHENSIVE LOSS	$(352,593)	$(4,153,402)

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For The Six months ended
	June 30, 2025	June 30, 2024

REVENUES
System sales	13,283,520	7,752,957
Instruments sale	1,485,038	322,636
Warranty sale	315,863	38,202
Lease income	36,494	33,024
Total revenue	$15,120,915	$8,146,819
Cost of revenue	(8,118,649)	(5,980,851)

GROSS PROFIT	7,002,266	2,165,968

OPERATING EXPENSES:
Research & development expense	1,508,695	1,286,995
Stock compensation expense	4,009,507	9,552,542
Depreciation and amortization expense	469,243	170,577
Selling, general and administrative expense	6,638,587	5,088,362
TOTAL OPERATING EXPENSES	12,626,032	16,098,476

Loss from operations	(5,623,766)	(13,932,508)

OTHER INCOME (EXPENSE):
Interest Expense	(596,705)	(432,665)
Interest and other income, net	636,156	382,850
TOTAL INCOME / (EXPENSE), NET	39,451	(49,815)

LOSS BEFORE INCOME TAXES	(5,584,315)	(13,982,323)
Income tax expense	353,729	-
NET LOSS	$(5,938,044)	$(13,982,323)

Net loss per share - basic and diluted	$(0.03)	$(0.08)
Weighted average- basic shares	186,244,872	170,734,435
Weighted average- diluted shares	195,502,268	181,726,502

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS

NET LOSS	$(5,938,044)	$(13,982,323)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	(59,138)	(95,445)
Retirement Benefit (net of tax)	(19,822)	11,806
Income tax effect relating to retirement benefit	5,772	-
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(73,188)	(83,639)
TOTAL COMPREHENSIVE LOSS	$(6,011,232)	$(14,065,962)

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(5,938,044)	$(13,982,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	469,243	170,577
Operating lease expense	423,593	357,533
Interest Expense	179,455	182,530
Interest and other income, net	(338,191)	(175,147)
(Reversal of) / Provision for credit loss reserve	(228,846)	573,048
Deferred income tax benefit	(365,641)	-
Stock compensation expense	4,009,507	9,552,542

Changes in operating assets and liabilities:
Accounts receivable, net	(2,337,679)	(3,475,878)
Inventory, net	(10,221,214)	(199,750)
Deferred revenue	1,739,652	3,032,484
Prepaids and other assets	(2,572,481)	(421,539)
Accounts payable	3,782,409	224,821
Income taxes payable, net	620,586	-
Accrued expenses & other liabilities	1,629,136	808,818
Operating lease payment	(407,188)	(342,202)
Net cash used in operating activities	(9,555,703)	(3,694,486)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,189,452)	(2,239,139)
Net cash used in investing activities	(1,189,452)	(2,239,139)

Cash flows from financing activities:
Proceeds from bank overdraft facility (net)	(1,014,593)	842,610
Proceeds from issuance of convertible notes to principal shareholder	28,000,000	3,000,000
Proceeds from issuance of convertible notes to other investors	-	1,450,000
Repayment of convertible notes to principal shareholder, including interest	(4,212,637)	-
Repayment of convertible notes to other investors, including interest	(1,068,849)	-
Net cash provided by financing activities	21,703,921	5,292,610

Net change in cash	10,958,766	(641,015)
Effect of exchange rate on cash	23,377	108,572
Cash and cash equivalents at the beginning of the period	6,623,535	7,087,845
Cash and cash equivalents at end of the period	$17,605,678	$6,555,402

Supplemental disclosure of cash flow information:
Conversion of convertible notes into common stock, including interest	$30,645,360	$-
Transfer of systems from inventory to property, plant and equipment	$2,167,971	$1,422,880